EXHIBIT 10.24


                        MARKETING AND SERVICES AGREEMENT


    AGREEMENT REGARDING SERVICE ARRANGEMENTS AND OTHER PERFORMANCES BETWEEN:


                                FoneFriend, Inc.
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                     (herein referred to as the FoneFriend)


                            InfiniCom Networks, Inc.
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                      (herein referred to as the InfiniCom)




For FoneFriend:                             For InfiniCom:

/s/ GARY A. RASMUSSEN                       /S/ SEAN MCCANN
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Gary A. Rasmussen, Chairman                 Sean McCann, CEO
         June 6, 2004                             June 6, 2004
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(Date, signature, title)                   (Date, signature, title)


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                                WRITTEN INQUIRIES
 All written inquiries concerning this agreement shall be addressed as follows:


To FoneFriend:                          To InfiniCom:

FoneFriend, Inc.                          InfiniCom Networks, Inc.
14545 Friar Street, Suite 103             8447 Wilshire Blvd., 5th Floor
Van Nuys, California  91411               Beverly Hills, California   90211
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                      CONTACT PERSONS (NAME, PHONE, E-MAIL)

For FoneFriend:                           For InfiniCom:

Dennis Johnston, Esq.                     James Trodden, Esq.
818-376-1616                              323-653-6240
dhjohnston@earthlink.net                  jim@infinicomnetworks.com




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DEFINITIONS

In this Agreement the following terms shall be interpreted as follows, when spelled with initial capital letter:

The term "FoneFriend" means the entity that is identified as FoneFriend, Inc. on the signature page of the Agreement.

The term "InfiniCom" means the entity which is identified as InfiniCom Networks, Inc. on the signature page of the Agreement.

The term "Agreement" means the entire agreement between the parties including General Terms and the Appendices which are selected according to table 1 of this agreement, as interpreted according to clause 15.4 of the General Terms.

The term "General Terms" means the terms of this contracting document, exclusive of its Appendices.

The term "Clause", if no reference is made to a specific Appendix or other document, a section of the General Terms.

The term "Appendix" means an appendix to this Agreement, which is selected according to table 1 of the General Terms.

The term "Attachment" means an attachment to an Appendix.

The term "Installation Date" is defined in Clause 1.2 h.

The term "Acceptance Period" is defined in Clause 1.3 a.

The term "Acceptance Date" is defined in Clause 1.3 c.

The term "Warranty Period" is defined in Clause 3.

The term "Business Day" means Monday through Friday, except United States federally observed holidays.

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1        SCOPE OF THE AGREEMENT

1.1      PURPOSE, RESPONSIBILITIES, REQUIREMENTS AND OBLIGATIONS

         1.1 A THE SCOPE OF THE AGREEMENT

         In order to meet FoneFriend's purposes with the acquisition, this Agreement states the obligations and requirements which the parties have negotiated and specified further in the Appendices. A list of the Appendices is given below. Further specifics appear from the particular Appendix.

         The column for YES in table 1 is checked off in the event that the specified Appendix or the specified performance is part of the Agreement. Correspondingly, the column for NO is checked off in the event that the specified performance or appendix is not included in the Agreement, or is not explicitly specified.

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ALL COLUMNS SHALL BE CHECKED OFF:                                  YES     NO
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Appendix 1:       FoneFriend's purpose and requirements             X
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Appendix 2:       InfiniCom's  specification of the solution
                  and conditions for the delivery                   X
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Appendix 3:       Specification of equipment                        X
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Appendix 4:       Specification of programs                         X
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Appendix 5:       Progress and time schedule                        X
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Appendix 6:       Acceptance Period                                 X
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Appendix 7:       Summary of prices and terms of payment            X
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Appendix 8:       Network Service Agreement                         X
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Appendix 9:       Stock Acquisition Agreement                       X
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         1.1 B FONEFRIEND'S RESPONSIBILITY FOR CLARITY TOWARDS THE INFINICOM

         FoneFriend is responsible for having expressed it's purpose for the acquisition and it's needs and requirements clearly, as a basis for InfiniCom's performances.

         1.1 C INFINICOM'S RESPONSIBILITY FOR IT'S PERFORMANCES

         InfiniCom is responsible for ensuring that it's performances conform to the purposes, requirements and specifications which are covered by this Agreement. It is InfiniCom's responsibility to ensure that it's performances operates as an entire system.

         In the event that deliveries according to this Agreement are intended for use together with previously installed equipment and/or programs at FoneFriend's premises, then FoneFriend itself shall provide for upgrading of said equipment and/or program, as well as other preparations which are necessary for said equipment and/or programs to function together with the deliveries according to this Agreement.

         1.1 D AMENDMENTS AND PRIORITY IN THE EVENT OF INCONSISTENCIES

         Amendments to the General Terms of this Agreement shall be made in the Appendices, except for amendments which are referred to other Appendices by the General Terms. Amendments which do not appear in the relevant Appendix shall yield to the General Terms.


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         In the event that there are contradictions between the Appendices,
         Appendix 1 shall take precedence over the other Appendices.

         Any discrepancies between the FoneFriend's requirements (Appendix 1) and InfiniCom's specifications of the solution (Appendix 2), must be explicitly expressed in the specifications of the solution. InfiniCom's specifications of the solution take precedence over FoneFriend's requirements in the event that the latter contains discrepancies which are not explicitly specified therein.

1.2      PERIOD OF PREPARATION FOR INSTALLATION AND DELIVERY

         1.2 A SECURITY CLEARANCE IN DUE TIME

         FoneFriend shall apply for security clearance for the it's personnel to the extent this is necessary for the InfiniCom's fulfilment of the Agreement.

         1.2 B FORWARDING OF DOCUMENTATION, INFORMATION OBLIGATIONS, ETC.

         Agreed documentation, Appendix 5, shall be delivered without undue delay upon signature of the Agreement and within the deadline according to Appendix 6 at the latest, in order to enable FoneFriend to prepare the site for the InfiniCom's installation activities as well as to prepare its organization for that Acceptance Period (Clause 1.3 a).

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         InfiniCom shall provide FoneFriend with adequate information on all matters which may be related to a successful preparation for the installation and operation of the system. Unless otherwise stipulated, information shall be provided on any requirements which might exist with regard to telecommunications, ensuring of operational reliability, safeguarding against loss of data or damage to the system, safeguarding against unauthorised access to the system, and other specific conditions for this procurement which might not be apparent from corresponding documents.

1.3      ACCEPTANCE PERIOD AND ACCEPTANCE DATE


         1.3 A FONEFRIEND'S OBLIGATION AND RIGHT TO EXAMINE INFINICOM'S PERFORMANCE

         FoneFriend shall during an Acceptance Period of 3 (three) months or other time period agreed in Appendix 6, examine the performance of the system. The Acceptance Period commences upon FoneFriend's receipt of the InfiniCom's written notice stating that the equipment and programs are completed.

         FoneFriend's examination procedures shall, in addition to counting and control, be carried out on the presumption of ordinary, daily operations and activities. FoneFriend may choose to examine technical and/or operational qualities according to methods deemed appropriate by FoneFriend, in the light of the requirements according to Appendix 1 or in other Appendices. Further specification of the content of the Acceptance Period, including specific provisions for examinations and tests, is provided for in Appendix 7. Possible subsequent partial deliveries shall, unless otherwise agreed upon in Appendix 7, be subject to a corresponding procedure and Acceptance Period as prescribed herein.

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         1.3 B HANDLING OF ERRORS AND DEFECTS

         In the event that FoneFriend, during the Acceptance Period wants to claim that the deliverables do not comply with what is agreed upon, this must be done by written notification to the InfiniCom. This notification, and a written statement explaining why the performance cannot be approved, must be sent to the InfiniCom without undue delay.

         InfiniCom must, as soon as possible, rectify the identified errors and defects.

         Reference is made to Clause 10 regarding delays and inter alia notification in the event that the agreed Acceptance Date according to Clause c below cannot be met.


         1.3 C ACTIVE (OR POSSIBLY PASSIVE) ACCEPTANCE, ACCEPTANCE DATE

         FoneFriend shall, before the expiry of the Acceptance Period, inform InfiniCom about the result of its examinations and as to whether InfiniCom's performances is considered to be completed or fulfilled according to the Agreement. If this is not done before the expiry of the Acceptance Period, the deliverables shall however nevertheless be deemed to be accepted and delivered as agreed upon. FoneFriend is not entitled to deny acceptance of the deliverables on the grounds of minor defaults which do not have any substantial impact on FoneFriend's use of the system. InfiniCom shall however in any event remedy notified defaults as soon as possible.

         The first Business Day following the forwarding of FoneFriend's notice, is to be regarded as Acceptance Date.

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         1.3 D COMMENCEMENT OF WARRANTY AND RIGHT TO COMPLAIN

         Commencing on the Acceptance Date, FoneFriend benefits from the warranty according to Clause 3, as well as the right to complain according to Clause 9.2 a.

         In the event that defects, which ought to have been discovered in the course of the Acceptance Period, are notified after the expiry of said period, InfiniCom may claim compensation for extra costs and expenses which are sustained because of the FoneFriend's late notification, Clause 3.2.

2        PAYMENT





2.1      PAYMENT SPECIFICS AND TOTALS

         The purchase price for the equipment, payment for program licences, and payments for other deliverables are specified in the respective Appendices to this Agreement.

         The payments include InfiniCom's expenses with respect to programs, documentation and subscriber acquisition costs


2.2      TERMS OF PAYMENT


         Date, place, method of payment, and eventual other terms of payment are specified in Appendix 7.

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2.3      PRICE ADJUSTMENTS

         Currency fluctuations that influence costs which are related to the InfiniCom's deliverables, may be claimed as a ground for price adjustments upon written notice to FoneFriend 1 (one) month in advance. In the event that prices have been increased due to increased currency rates, and the said currency rates fall again, InfiniCom is obliged to reduce the increased prices correspondingly regardless of any claim in this respect from FoneFriend.

         Other provisions regarding price changes may be agreed upon in Appendix 7.



3        WARRANTY PERIOD

3.1      SCOPE OF WARRANTY

         Subject to FoneFriend operating the system in a normal manner and with due care, InfiniCom shall during the Warranty Period and at no additional cost rectify errors and defects and rectify errors in the programs which are supplied under this Agreement. The Warranty Period is 2 (two) years for equipment and 1 (one) year for programs, both from the Acceptance Date. There is no warranty with respect to the transferred subscribers other than InfiniCom shall during the Warranty Period and at no additional cost replace any transferred subscribers that cancel service with FoneFriend. The Warranty Period is 3 (three) months for subscribers.

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3.2      LEVEL OF PERFORMANCE

         Marketing and service obligations which exceed the InfiniCom's warranty obligations shall be specified and priced in a separate Agreement, which shall be based upon this agreements terms and conditions.

         Unless otherwise agreed, InfiniCom shall remedy errors and defects without undue delay upon receipt of the FoneFriend's notice.

3.3      ADDITIONAL PAYMENTS

         Reference is made to inter alia Clause 9.2 regarding the possibility for InfiniCom to claim payment for extra costs and expenses due to late notice by FoneFriend.

         InfiniCom shall, in the event that errors or defects are caused by negligence on FoneFriend's side, render the same services as agreed above against payment according to InfiniCom's standard list prices, unless other prices are agreed upon.

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4        COOPERATION ISSUES AND OBLIGATIONS

4.1      MEETINGS

         Each party may, at 3 (three) days notice, summon the other party to meet to discuss the contractual relationship and the fulfilment of the Agreement.

4.2      AMENDMENTS AND ADDENDA TO THE AGREEMENT

         In the event that FoneFriend, after the Agreement has been concluded, needs to amend the requirements (Inter alia Appendix 1) in such a way that the nature or scope of the performances deviates from what was agreed at the time the Agreement was entered into, InfiniCom is, upon it's eventual acceptance of said amendments, entitled to demand changes in remuneration and/or time schedules to the extent this is caused by FoneFriend's request for amendment.

         Demands for changed remuneration and/or time schedules should be made at the same time as the amended requirements, performances or activities are accepted and no later than 30 (thirty) days from the date of InfiniCom's acceptance of the amended requirements.

         Amendments and addenda to the Agreement shall be made in writing and must be signed by personnel who are authorised to represent each of the parties.

4.3      COOPERATION

         FoneFriend shall co-operate in order to make it possible for InfiniCom to fulfil it's obligations according to the Agreement.

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4.4      RIGHT TO MARKETING AND SERVICE AGREEMENT

         FoneFriend shall have the right to enter into a marketing and service agreement with InfiniCom, or with a third party which according to further agreement is able to perform this on InfiniCom's behalf. FoneFriend may demand the marketing and service agreement to be renewed so that it is effective for at least five (5) years following the expiry of the Acceptance Period.

         During this period, InfiniCom is obliged to maintain competent staff and facilities which will enable it to fulfil it's marketing and service obligations.

4.5      EQUIPMENT IMPROVEMENTS

         InfiniCom shall, as soon as possible, provide information and offers to FoneFriend with respect to improvements, add-ons, and replacement of delivered equipment, programs and services.

4.6      PROGRAM VERSIONS AND NEW PROGRAMS

         InfiniCom has a corresponding obligation, as soon as it is reasonable, to provide information and offers regarding new program versions and new programs of interest to FoneFriend, as well as improvements of delivered programs. In addition, InfiniCom shall offer documentation which makes it possible for FoneFriend to take new items and improvements into operational use (to the extent this is not covered by a valid service agreement between the parties).

         The price for delivery of new versions to delivered programs shall only cover improvements of the program.

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         In the event that new program versions require upgrading of equipment which is delivered according to this Agreement, InfiniCom shall, to the extent this is possible, fully inform FoneFriend of increased storage and computing capacity which is needed due to InfiniCom's delivery. FoneFriend may choose not to receive the new program version, unless InfiniCom covers the incurred costs including upgrading of the equipment.

         In the event that FoneFriend takes the initiative to implement new program versions due to it's own needs, FoneFriend shall cover necessary upgrading on it's own account.

         InfiniCom undertakes to cooperate with third parties to the extent that FoneFriend deems this necessary in order to carry out activities according to this Agreement. The extent of and remuneration for such co-operation shall be further agreed upon in Appendix 7. In this event InfiniCom is obliged to act impartially and in consultation with FoneFriend.

         InfiniCom shall nevertheless be relieved of it's obligation according to this Clause, if it demonstrates that such co-operation with third parties would adversely effect it's relationship with existing subcontractors or business connections.

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5        CONFIDENTIALITY

5.1      CONFIDENTIALITY UNDERTAKINGS FOR THE FONEFRIEND'S PERSONNEL

         The confidentiality provisions of this Agreement apply to the personnel of FoneFriend, who are also obliged to comply with any other confidentiality provisions which at any time applies to InfiniCom's personnel.

         InfiniCom may demand that FoneFriend only engages personnel who have obtained security clearance by InfiniCom or the competent United States authorities.

5.2 CONFIDENTIALITY UNDERTAKINGS FOR THE INFINICOM'S OWN STAFF AND FOR THIRD PARTIES

         If FoneFriend so requests, InfiniCom shall impose confidentiality obligations on it's own staff regarding marketing and services provided under this Agreement.

         Others who are granted access to the InfiniCom's system, may be allowed access to information which is necessary for correct and efficient operation of equipment and/or programs. This does not apply to information which is subject to secrecy according to this Agreement.

         If it is necessary however, that the parties concerned be given access to such confidential information for correct and effective use of the equipment and/or program, adaptation or rectification of faults in program, etc., InfiniCom shall impose the same confidentiality measures on the parties concerned as to it's own staff.

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6        TRANSFER OF TITLE AND LICENSE

6.1      TITLE TO EQUIPMENT

         Equipment which is delivered according to this Agreement becomes the property of FoneFriend from and including Installation Date. The transfer of title implies that FoneFriend acquires full de facto and legal rights to the equipment, as limited in this Agreement and its Appendices or in agreement regarding maintenance and service.

         In the event that title to the equipment shall not pass over to FoneFriend until payment has been made, this shall be agreed upon in Appendix 7.

6.2      LICENSE OF PROGRAMS

         Programs that are delivered according to this Agreement remain the property of the InfiniCom. FoneFriend is granted a non-exclusive license from and including Installation Date for a period of five (5) years. The transfer of license implies that FoneFriend acquires full de facto and legal rights to use of the programs for it's own use and to a limited extent, the use of some programs by it's subscribers.


6.3      TRANSFER OF SUBSCRIBERS

         Subscribers that are delivered according to this Agreement become the property of FoneFriend on and from the date of the transfer. The transfer of the subscribers implies that FoneFriend acquires full de facto and legal rights to the subscriber relationship, including payment processing and communication.

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7        RISK RELATED TO PROGRAMS AND SUBSCRIBERS

         The risk of damage delivered program copies etc. due to accidental causes shall pass from InfiniCom to FoneFriend on the day of installation.

         In the event that copies of the program supplied are destroyed after the risk has passed to FoneFriend, the latter shall nevertheless be entitled to new copies of said program against payment of InfiniCom's cost in connection with procurement of such copies. This does, however, not apply in the event that the entire copyright to the source code is vested in FoneFriend.

         The risk of subscriber cancellation of service shall pass from InfiniCom to FoneFriend on the Three Hundred Sixty Fifth (365th) day of InfiniCom's transition of the subscriber to FoneFriend.

         FoneFriend shall be responsible for all customer service activities associated with the subscriber from and on the day of transition from InfiniCom to FoneFriend. InfiniCom shall have no obligation to support FoneFriend's customer service efforts except for the transfer of subscriber usage records. FoneFriend shall modify it's internet presence to accurately reflect the pricing of services rendered to it's subscribers not later than the date such services are subscribed to by the public.


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8        SUSPENSION OF THE PARTIES' RIGHTS AND OBLIGATIONS

         Should an extraordinary situation arise outside the control of the parties making it impossible to fulfil the obligations under this contract, and which qualifies as force majeure according to the general rules regarding sales of goods, the other party shall be notified of this without undue delay. The obligations of the party affected are suspended for the duration of the extraordinary situation. The corresponding obligations of the other party are suspended for the same period of time.

         In the event of force majeure the other party may only withdraw from the Agreement with the affected party's consent or, if the situation endures or is presumed to endure for longer than 90 (ninety) days calculated from the date the situation arises, upon just 15 (fifteen) days notice. Different duration may be agreed upon in an Appendix.



9        DEFECTS

9.1      WHAT IS TO BE REGARDED AS A DEFECT

         There is a defect on InfiniCom's part in the event that the deliverables do not meet the purposes, requirements and specifications according to this Agreement and it's Appendices.

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9.2      OBLIGATION TO REMEDY DEFECTS

         9.2 A Period of complaint

         InfiniCom is under the obligation to remedy all defects which appear in the course of a period of complaint at no extra cost to FoneFriend. The period of complaint is 2 (two) years for equipment, 1 (one) year for programs and twelve (12) months for subscribers calculated from the Acceptance Date. A corresponding period shall apply in the event of additional deliveries, and for that part or those parts of the performance which are substituted/replaced. FoneFriend shall notify InfiniCom in writing without undue delay after the defect is or ought to have been discovered.

         It is a condition that the defect, or the cause of the defect, must be demonstrated to have existed at the Acceptance Date. This does not, however, apply in the event that InfiniCom according to warranty or other agreement has assumed responsibility for defects which arise after Acceptance Date.

         9.2 B Means of remedy

         InfiniCom shall rectify defects so that the performance of deliverables is restored to the agreed requirements and specifications. Remedy may take the form of rectification, re-delivery or additional delivery.

         Work on the remedying of defects shall commence and be carried out without undue delay upon InfiniCom's receipt of notification of the defect.


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         9.2 C Additional remuneration/ordinary payments

         In the event that the facility is moved after delivery, InfiniCom is entitled to reasonable payment for extra costs this might incur.

         InfiniCom is entitled to compensation for extra costs it may incur due to late notification of defects which ought to have been discovered in the course of the Acceptance Period.

         InfiniCom shall, upon payment of its standard charges, rectify faults which are due to negligence on the part of FoneFriend, it's employees or others who are identified with FoneFriend.

9.3      SANCTIONS

         9.3 A Price reduction

         FoneFriend is entitled to a proportional price reduction if InfiniCom, in spite of repeated attempts, has not succeeded in remedying a defect in the equipment or programs.

         9.3 B Termination for cause

         FoneFriend may terminate the Agreement in the event that the defect substantially affects FoneFriend's use of the system, and said defect cannot be remedied without causing substantial costs to FoneFriend.

9.4      COMPENSATION FOR DAMAGES

         FoneFriend is entitled to claim compensation for damages which could reasonably have been foreseen as a possible consequence of the defect, unless InfiniCom proves that the defect or the cause of the defect cannot be ascribed to InfiniCom. This compensation shall not include losses due to reduced or discontinued operations, but shall include costs, expenses and work related to rectification of equipment and programs.

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         FoneFriend is only entitled to compensation for indirect losses in the event that InfiniCom, or someone for whom InfiniCom is responsible, has committed gross negligence or deliberate breach of contract.

         Maximum compensation shall normally be limited to an amount which corresponds to the total remuneration according to the Agreement. This limitation does, however, not apply in the event that InfiniCom, or someone for whom it is responsible, has committed gross negligence or deliberate breach of contract.



10       DELAYS

10.1     NOTIFICATION OF DELAY

         InfiniCom shall without undue delay notify FoneFriend in writing in the event that installation, delivery, subscriber transition or other obligations cannot be performed according to the agreed time schedule (Appendix 5). The notification shall state the reason for the delay and, to the extent possible, when the obligations are expected to be fulfilled.

         This also applies to any further delays which may occur after the first given notice.

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10.2     DELIVERY TO BE EXPECTED AFTER THE EXPIRY OF THE PENALTY PERIOD

         If the Acceptance Date is expected to take place later than the expiry of the penalty period, InfiniCom may inquire in writing whether FoneFriend maintains it's claim for delivery, in spite of this serious delay thereby enabling Fonefriend to terminate this Agreement. In this event InfiniCom shall inform FoneFriend as to when the Acceptance Date is expected to take place and state a revised deadline.

         The revised deadline is deemed to be accepted by FoneFriend, unless FoneFriend replies in writing within 10 (ten) Business Days from FoneFriend's receipt of InfiniCom's notification of said deadline. InfiniCom shall keep the revised deadline if FoneFriend maintains it's claim for delivery (refrains from termination), unless another deadline is agreed upon.


10.3     TERMINATION FOR CAUSE

         Though FoneFriend may entirely or partly terminate the Agreement with immediate effect and claim compensation for damages as stated below, FoneFriend may not, however, terminate the Agreement in the event that a revised deadline is agreed upon according to Clause 10.2 and this deadline has not expired.

10.4     COMPENSATION FOR DAMAGES

         In the event that correct deliverables are not provided before the expiry of the daily penalty period according to Clause 10.3, FoneFriend is entitled to claim compensation for damages which are reasonably demonstrated to have been caused by the delay, unless InfiniCom proves that the delay or the cause of the delay cannot be ascribed to it. This includes losses due to delayed commencement of operations and losses which are caused by additional work as a consequence of the delay.

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         FoneFriend is entitled to compensation for indirect losses in the event that the InfiniCom, or someone for whom the InfiniCom is responsible, has committed gross negligence or deliberate breach of contract.

         Maximum compensation shall normally be limited to an amount which corresponds to the total remuneration according to the Agreement. This limitation does however not apply in the event that the InfiniCom or someone for whom InfiniCom is responsible has committed gross negligence or deliberate breach of contract.

         Eventual daily penalties shall be deducted from the compensation amount.



11       LEGAL DEFECTS

11.1     LEGAL DEFECTS

         If InfiniCom's performance infringes anyone's copyrights or other rights, this shall be deemed to be a legal defect.

11.2     COMPLAINT IN WRITING

         In the event that a claim regarding infringement of rights is made from a third party and FoneFriend wants to pursue his rights according to Clause 11.1, InfiniCom shall be notified of the claim in writing and without undue delay.

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11.3     OBLIGATION TO LITIGATE AT OWN EXPENSE

         Should any claim be made by a third party on the grounds of infringement of copyrights or other rights in connection with any part of the delivery according to this Agreement, InfiniCom undertakes at his own expense to conduct the case for FoneFriend as well. From the time that InfiniCom takes over the case, FoneFriend undertakes, against separate reimbursement, to assist InfiniCom but will not take any independent actions in lawsuits against said third party.

11.4     OBLIGATION TO REMEDY LEGAL DEFECTS

         Should a dispute arise, for example in the form of lawsuit or the like against InfiniCom or FoneFriend, due to infringement of rights which are prerequisite to this Agreement, InfiniCom shall have the following options to remedy the legal defects:

         a) To acquire for itself and FoneFriend the right to utilize the item in question.
         b) Within short time to provide FoneFriend with another equivalent performance which does not infringe anyone's rights, provided that this solution does not in any material respect impede FoneFriend from performing it's tasks.
         c) To ensure or warrant FoneFriend indemnity against possible losses.

11.5     TERMINATION FOR CAUSE

         FoneFriend may terminate the Agreement with immediate effect in the event that InfiniCom cannot remedy the legal defect in accordance with Clause 11.4 and this is of substantial consequence to FoneFriend.

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12       BREACH OF CONTRACT BY FONEFRIEND

12.1     WHAT IS TO BE REGARDED AS BREACH OF CONTRACT BY FONEFRIEND

         FoneFriend is deemed to be in breach of contract in the event that:

         a) Payments are not made on time according to Clause 2 and Appendix 7.
         b) Obligations are not kept with respect to confidentiality according to Clause 5.2
         c) The program licence provisions according to Clauses 6.2 and 6.3 are infringed.
         d) FoneFriend does not otherwise comply with his obligations under this Agreement.

12.2     INTEREST ON DELAYED PAYMENTS

         InfiniCom is entitled to interest on payments overdue at a rate of 10-percent (10%) per annum from the day payment is due.

12.3     EXTRA EXPENSES

         InfiniCom may claim compensation for documented extra expenses which are brought upon it due to breach of contract by FoneFriend.

12.4     TERMINATION FOR CAUSE

         In the event that due compensation and payments are not paid within five (5) days from due date, InfiniCom may notify FoneFriend that the Agreement will be terminated unless payment is received within five (5) days from FoneFriend's receipt of said notification. The Agreement may not be terminated if overdue payments and interests are paid before the deadline expires.

//

//

         In the event that other breach of contract is of substantial consequence to InfiniCom, InfiniCom may notify FoneFriend that the Agreement will be terminated unless the breach ceases within 5 (five) business days of FoneFriend's receipt of the notification. The Agreement cannot be terminated if FoneFriend's breach of contract ceases before the expiry of the deadline.

12.5     COMPENSATION FOR DAMAGES

         InfiniCom may claim compensation for losses which are reasonably due to FoneFriend's breach of contract, unless FoneFriend proves that the breach of contract cannot be ascribed to FoneFriend.

         Indirect losses are only compensated in the event that FoneFriend or someone FoneFriend is responsible for has committed gross negligence or deliberate breach of contract.



13       LIABILITY FOR DAMAGE CAUSED BY NEGLIGENCE

         The parties are, within the limits prescribed below, liable for any damage and any loss which they inflict on the other party by negligence. This liability does not include:

         o damages and losses which could not reasonably have been foreseen as a possible consequence of the negligence or
         o amounts which exceed the remuneration which follows from this Agreement.


14       LIABILITY FOR SUB-CONTRACTORS

         Each party has the same responsibility for sub-contractors as for it's own fulfilment of the Agreement.

15       OTHER PROVISIONS

15.1     TRANSFER OF RIGHTS AND OBLIGATIONS

         FoneFriend shall not entirely or partially transfer it's rights and obligations according to this Agreement to another. InfiniCom may only transfer it's rights and obligations according to this Agreement upon FoneFriend's written consent, except in the event that InfiniCom merges with another company or the transfer is made to a subsidiary company. In the latter event the transfer is contingent upon the InfiniCom's warranty that the subsidiary company fulfils the Agreement.

         The right to remuneration according to this Agreement may freely be transferred. Such transfer does not relieve the party concerned of his contractual obligations and responsibilities.

15.2     INSURANCE

         FoneFriend undertakes to ensure sufficient insurance to cover the FoneFriend's risks and responsibilities according to the Agreement.

         InfiniCom is obliged to take out sufficient insurance to cover any claim from FoneFriend which follows from InfiniCom's risk or responsibility according to this Agreement, within the frame of common insurance terms and conditions.

15.3     BANKRUPTCY, COMPOSITION PROCEEDINGS ETC.

         FoneFriend may terminate the Agreement with immediate effect in the event that insolvency or composition proceedings or bankruptcy is opened in connection with InfiniCom's business, or InfiniCom's creditors impose other control measures.

         InfiniCom may terminate the Agreement with immediate effect in the event that insolvency or composition proceedings or bankruptcy is opened in connection with FoneFriend's business, or FoneFriend's creditors impose other unconscionable control measures.


15.4     CHOICE OF LAW

         The parties rights and obligations according to this Agreement shall in its entirely be governed by California law.

15.5     DISPUTES

         Disputes between the parties regarding the interpretation or legal effect of this Agreement shall primarily be resolved by negotiations.

         Alternatively the parties may agree that the dispute shall be finally resolved by arbitration in the County of Los Angeles, State of California. Each party appoints an arbitrator, and the arbitrators appointed by the parties appoint a third member who shall then be the chairman of the arbitration panel.

15.6     ATTENTION WITH RESPECT TO EXPORT OR RE-EXPORT

         In the event that export or re-export of products, programs and technology delivered by InfiniCom are subject to authorisation by public authorities in the country or origin and/or other countries, it is FoneFriend's responsibility to obtain such authorisation upon export or re-export of said products.

                                   APPENDIX 1

                       FONEFRIEND PURPOSE AND REQUIREMENTS



FoneFriend desires to acquire paying subscribers for it's telecommunications services. FoneFriend currently uses, and intends to continue to provide it's subscribers the telecommunications services using Voice of Internet Protocol technology. FoneFriend intends to deliver the telecommunication services to it's subscribers for a price that is competitive to other like offerings.

FoneFriend requires access to media to deliver its offering message to consumers. FoneFriend requires interconnection to the conventional public switched telephone networks to enable call completion by it's subscribers to points outside the FoneFriend Voice of Internet Protocol network. FoneFriend requires a Voice over Internet Protocol solution that provides circuit-switched toll-quality to it's subscribers.

                                   APPENDIX 2

                    INFINICOM'S SPECIFICATION OF THE SOLUTION
                           AND CONDITIONS FOR DELIVERY



InfiniCom shall deliver a Voice over Internet Protocol system that permits call completion to all global direct dialable points. InfiniCom shall further deliver systems and programs that enable FoneFriend to provision services to, manage, render invoices to and process payments from FoneFriend subscribers. InfiniCom shall deliver to FoneFriend access to media for the delivery of FoneFriend offerings to consumers. InfiniCom shall deliver fifty-thousand (50,000) paying subscribers to FoneFriend as FoneFriend subscribers.

FoneFriend shall, prior to the conversion of the aforementioned subscribers, update it's internet website to reflect the service terms and conditions as represented by offerings delivered using the media provided by InfiniCom. FoneFriend shall staff or contract sufficient customer support to respond to subscriber queries and support requests. FoneFriend shall provide to InfiniCom the equipment as defined in Appendix 3 to this Agreement at times specified in Appendix 5.

                                         ---------------------------------------
                                                       CONFIDENTIAL
                                         ---------------------------------------

                                   APPENDIX 3

                           SPECIFICATION OF EQUIPMENT



                                   [REDACTED]

                                   APPENDIX 4


                            SPECIFICATION OF PROGRAMS


The programs are licensed to support 750,000 end-point registrations and able to process 256,000 concurrent sessions per server. InfiniCom is licensing access to its VT VoIP protocol. The programs support RFC 3219 internetworking with the VT network. H.323 and SIP internetworking to the VT protocol is supported. Protocol version and configuration internetworking. Support for ENUM services for telephone number resolution. The program is capable of up to 800 call set-ups per second and 350 calls per second (including set-up and tear-down) per server. Media latency is less than 18 microseconds within the program. Signaling latency is 7 to 12 milliseconds. Availability of the program is 99.999% when configured on the servers as per specification.

                                   APPENDIX 5

                           PROGRESS AND TIME SCHEDULE


FoneFriend and InfiniCom acknowledge that time is of the essence.

Progress toward the completion and delivery of the system and subscribers by InfiniCom shall begin upon the Closing. The deliverables as contemplated in this Agreement are due at various times as defined below. Appendix 6 reflects the Acceptance Period during which programs, services and subscribers may be delivered to FoneFriend.

The time schedule is subject to the delivery of certain equipment and performance by FoneFriend.

---------------------------------------------------- -------------- ---------
InfiniCom VT Protocol client and CORE software       7/1/2004       INF
---------------------------------------------------- -------------- ---------
Network interconnection to PSTN (60mm/MOU/month)     7/1/2004       INF
---------------------------------------------------- -------------- ---------
Website online ordering and provision system         7/1/2004       INF
---------------------------------------------------- -------------- ---------
Website online subscriber interface system           7/1/2004       INF
---------------------------------------------------- -------------- ---------
Traffic generator and closed loop system testing     7/1/2004       INF
---------------------------------------------------- -------------- ---------
Media/Advertising delivery and Closing               7/2/2004       INF
---------------------------------------------------- -------------- ---------
Subscriber transition process (50,000 subs)          7/4/2004       INF
---------------------------------------------------- -------------- ---------

                                   APPENDIX 6

                                ACCEPTANCE PERIOD


FoneFriend shall accept the deliverables from InfiniCom beginning June 10, 2004. FoneFriend shall accept additional subscribers through July 6, 2005 to maintain a minimum level of 50,000 active and paying subscribers. During the term of this Agreement, FoneFriend shall accept programs and updates of programs from InfiniCom as required by InfiniCom to maintain FoneFriend and InfiniCom agreed upon network performance and traffic capacity.

InfiniCom may deliver to FoneFriend items specified in Appendix 5 prior to the scheduled delivery date. FoneFriend is not obligated to advance its performance time schedule should InfiniCom delivers in advance of the Appendix 5 time schedule.

                                                --------------------------------
                                                          CONFIDENTIAL
                                                --------------------------------

                                   APPENDIX 7

                     SUMMARY OF PRICES AND TERMS OF PAYMENT



SUBSCRIBERS

[REDACTED]

VT PROTOCOL CORE

[REDACTED]

VT PROTOCOL CLIENT

[REDACTED]

OTHER INFINICOM CHARGES

Additional work orders may be submitted to InfiniCom by FoneFriend during the term of this Agreement. Charges for the work shall be defined in those work orders.

TERMS FOR PAYMENT

[REDACTED]

                                   APPENDIX 8

                            NETWORK SERVICE AGREEMENT



The following Network Service Agreement covers the provisioning of interconnection of FoneFriend subscribers to the public switched telephone network for the purpose of call completion to all direct dialable points within the continental United States and End Points identified in the Network Service Agreement.


                            NETWORK SERVICE AGREEMENT
                                   (FON-04-1)

                              TERMS AND CONDITIONS

This Carrier Agreement (the "Agreement") is entered into between InfiniCom Networks, Inc. ("INFINICOM") and FoneFriend, Inc. ("FFRD").

1.       SCOPE OF AGREEMENT.

         INFINICOM shall provide to FFRD certain specified local termination services ("Local Services") as described herein and in one or more service schedule(s) ["Service Schedule(s)"] attached hereto and made a part hereof (collectively the "INFINICOM Services"), and FFRD agrees to accept the INFINICOM Services at the rates and charges and pursuant to the terms and conditions as set forth in this Agreement.



2.       SERVICE SCHEDULES

         A. GENERAL. INFINICOM Services requested by FFRD shall be set forth on the Service Schedule(s) and their Exhibits which are attached hereto and when subscribed by the parties shall become a part of this Agreement which shall then include the terms and conditions contained in the Schedule(s), and their Exhibits, and such other material information contained therein as shall be necessary for INFINICOM to provide INFINICOM Services to FFRD.

     //

     //

     //

     //

     //

     //

     //

     //


                                                                          1 of 1

B.       SPECIFIC PROVISIONS:

         a) REQUESTED CAPACITY/MINIMUM MONTHLY USAGE COMMITMENT: The Service Schedule(s) shall set forth FFRD's requested capacity ("Requested Capacity") and may provide for a minimum monthly usage commitment ("Minimum Monthly Usage Commitment") for a specified monthly billing period or periods (see "Minimum Service Term" paragraph 2 B (b) below) provided in the Schedule(s), or for the Service Term as provided in Paragraph 8 below.  Where so provided,  Minimum  Monthly
            Usage Commitment shall mean FFRD's agreed upon usage of the INFINICOM Services designated in the Service Schedule(s) at the Tier 4 rates specifically set forth therein. Otherwise the rates set forth in Service Schedule(s) shall be Tier 3 rates, where provided, or the Tier 2 or Tier 1 rates. Rates set forth in Service Schedules do not include any applicable taxes (including without limitation, federal, state or local use, excise, gross receipts, sales and privilege taxes) or duties, fees or similar liabilities and tax-related surcharges on Local Services.


         b) MINIMUM SERVICE TERM. The Schedule(s) may provide for a minimum service term ("Minimum Service Term") within the Service Term during which FFRD agrees to meet its Minimum Monthly Usage Commitment. The Minimum Service Term may also include one or more ramp-up periods (monthly, unless otherwise specified) for each of which there shall be a specified Minimum Monthly Usage Commitment until the Minimum Monthly Usage Commitment for the Minimum Service Term shall be reached and maintained. Any Tier 4 and Tier 3 rates for Local Services provided for in the attached Schedule(s) shall remain in effect for the Service Term or until this Agreement is otherwise terminated or modified. Upon the expiration of the Minimum Service Term for any Local Services in question, the Local Services will continue to be provided on a month to month basis subject to termination by either party upon 30 days prior written notice to the other party. FFRD shall be liable to pay INFINICOM for those charges related to all such Local Services in question whether (i) during the Minimum Service Term or (ii) any month-to-month continuation thereof, on the terms and at the rates in effect as of the next to last month of the Minimum Service Term for such Local Services, without pro-ration.

         c) UNDER-UTILIZATION: Where Minimum Monthly Usage Commitments are agreed to, if FFRD's use of INFINICOM Services is less than the Minimum Monthly Usage Commitment for that month, FFRD will pay the amount billed plus the difference between the amount billed and the charges based upon the Minimum Monthly Usage Commitment for the month in question, including for any Ramp Period.

         d) LOCAL SERVICES USAGE FORECAST: To enable INFINICOM adequately to forecast FFRD's demand for Local Services capacity, FFRD shall provide INFINICOM with a forecast of projected usage ("Local Services Usage Forecast") for any month where greater than 200,000 new subscribers are projected. (referred to as a "High Growth Month"). The forecast shall be delivered to InfiniCom at least three months prior to the beginning of the High Growth Month.

                                                                          2 of 2

         e) LOCAL SERVICES SURCHARGE: INFINICOM reserves the right to impose a monthly surcharge on Local Services ("Local Services Surcharge") to each High Growth Month in the amount of $0.13 for each new subscriber above 80,000 new subscribers in such High Growth Month if FFRD does NOT submit a Local Services Usage Forecast or (b) in excess of 125% of the FFRD's Local Services Usage Forecast for such High Growth Month.

3. RATES AND ADDITIONAL TERMS. FFRD shall pay the rates and charges for INFINICOM Services set forth herein and in the Service Schedule(s) and Exhibit(s) thereto attached to this Agreement and FFRD expressly agrees to the additional terms and conditions set forth in the Service Schedule(s) and Exhibit(s).

4.       SECURITY

         (a) None


         (b)Nothing contained herein shall limit or be interpreted to limit INFINICOM's right to require, in INFINICOM's sole discretion, alternative or additional security from FFRD which shall be reasonable and consistent with industry standards. FFRD's failure or refusal to provide such alternative or additional security upon INFINICOM's reasonable request therefor may result in the cancellation of this Agreement and the INFINICOM Service for cause. The security arrangements provided for hereunder shall survive the expiration of the Service Term, as defined herein, and shall remain in effect so long as FFRD remains a user or has any outstanding balance due for use of INFINICOM Services.

5.       PAYMENT.

         (a)In addition to any of the other payment or security provisions hereof, FFRD shall pay the charges as defined in this Agreement and in the attached Service Schedule(s) within five (5) business days of their execution by FFRD.

         (b)Unless and except as special payment terms are provided for in the Service Schedule(s), FFRD shall pay INFINICOM for all INFINICOM Service(s) with immediately available funds such as via bank wire transfer or other means acceptable to INFINICOM and received by INFINICOM no later than the fifth (5th) business day after delivery of INFINICOM's invoice therefor (the "Payment Due Date"). INFINICOM shall issue its invoice on Tuesday of each week, or if Tuesday is not a Business Day (as herein defined), the next Business Day. As defined in this Agreement, a "Business Day" is Monday through Friday except nationally recognized Holidays. The invoice is considered delivered the following Business Day after acceptance by Federal Express, UPS or US Mail providing for next day delivery to the address given for billing by FFRD as referenced in Paragraph 12 of this Agreement. The invoice will contain a paper summary and a CD-ROM detail of call records, adjustments, payments and other relevant transactional data.


                                                                          3 of 3

         (c)In the event FFRD fails to pay the invoice amount or any surety or deposit amount in full by the date due for such invoice, surety or deposit, INFINICOM shall have the right, after giving FFRD five (5) Business Days prior written notice, to suspend all or any portion of the Local Services to FFRD until such time as FFRD has paid in full all amounts then due, including any late fees. Following such payment, INFINICOM shall be required to reinstate Local Services to FFRD only upon provision by FFRD to INFINICOM of satisfactory security to assure FFRD's ability to pay for Local Services and FFRD's advance payment of the costs of reinstating such Local Services which shall be reasonable and customary. If FFRD fails to make to INFINICOM such payment, including any required security and reinstatement costs within thirty (30) days from the suspension of service, FFRD will be deemed to have canceled the suspended International Service effective as of the date of Suspension. Exercise of its rights hereunder shall not limit or preclude INFINICOM from exercising any other rights available to it pursuant to this Agreement.


         Notwithstanding notice of termination, FFRD further agrees that it will remain responsible for all charges incurred during the period following transmission of the above-referenced notification and prior to the actual termination of the service by INFINICOM.

6.       DISPUTE RESOLUTION/BILLING DISPUTES.


         Except as otherwise provided herein, any claims arising out of or related to this Agreement, shall be made within forty-five (45) days of their occurrence except for billing discrepancies which shall be presented in writing to INFINICOM within five (5) business days of the date of delivery of the invoice in question or such billing discrepancies shall be deemed barred and INFINICOM shall not be obligated to consider same. If such claims cannot be resolved by informal discussion, they shall be settled by binding arbitration.
         Neither party may seek injunctive relief of any kind prior to the confirmation of an arbitration award, except that INFINICOM may seek injunctive relief against FFRD for violation of Paragraph 19 herein. Any claims made after forty-five (45) days of the occurrence giving rise to such claims shall be barred.


7.       TERMINATION FOR INSOLVENCY.

         a) In the event FFRD becomes or is declared insolvent or bankrupt by a court of competent jurisdiction, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, INFINICOM may, by giving five (5) business days written notice thereof to FFRD, terminate this Agreement without liability or obligation, in whole or in part, as of a date specified in such notice of termination.

                                                                          4 of 4

         b) In the event INFINICOM becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, FFRD may, by giving five (5) business days written notice thereof to INFINICOM, terminate this Agreement without liability or obligation, in whole or in part, as of a date specified in such notice of termination.


8.       TERM.

         The service term ("Service Term") shall begin upon execution and delivery of this Agreement by both parties hereto, as of July 2, 2004 ("Effective Date") and will continue for a period of forty-eight (48) months therefrom. At the end of the Service Term, and at the end of each renewal period provided for in this paragraph, the Service Term shall be automatically renewed for an additional Service Term, unless either party shall have elected not to renew this Agreement, by providing the other party at least sixty (60) days written notice prior to the expiration of the then current Service Term. The Service Schedule(s) may provide for a Minimum Service Term and Ramp Period, and for a "FFRD of Service Date" which shall be the later of the date FFRD's designated date to commence service (the "Requested Service Date") as set forth in the Schedule(s) or the date the particular Local Services first become available.


9.       EXPIRATION OF TERM.

         Upon expiration of the Service Term, and unless otherwise provided in the Schedule(s), FFRD shall be fully subject to all the terms and conditions, including standard Tariff rates, set forth in the applicable Tariff for INFINICOM Service(s) received by FFRD after such expiration.

10.      TERMINATION LIABILITY.

         None.

11.      NONDISCLOSURE.

         FFRD shall not disclose to any third party during this Agreement, or during the three (3) year period thereafter, any of the terms and conditions set forth in this Agreement, including, without limitation, information regarding INFINICOM's transmission network, termination agreements and methods of conducting business, unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any proceeding establishing rights and obligations under this Agreement. INFINICOM reserves the right to terminate this Agreement immediately upon delivering written notice (including copies of any relevant evidence supporting such claim) to customer of any un-permitted third party disclosure hereunder.

                                                                          5 of 5

12. NOTICES.

         All notices, reports and other communications pursuant to or in connection with this Agreement shall be deemed given on the fifth (5th) business day after mailing by registered or certified mail (return receipt requested) with proper postage prepaid. Notice shall be deemed given on the second (2nd) business day if such notice is delivered for mailing to a United States Post Office prior to 2:30pm local time of sender or delivered to Federal Express, Airborne Express or United Parcel Service prior to 4:00pm local time of sender for next day delivery. Alternately, notice shall be deemed given when transmitted by facsimile, provided that (a) the facsimile transmission takes place not later than 1:30 p.m. Pacific Time on Business Days, and (b) that facsimile notice is in conjunction with prepaid overnight mail or courier service as described above. All notices to a party shall be at the addresses and facsimile numbers specified below or such other address and numbers as either party may hereafter designate by notice in the same manner:


Notice Delivery Addresses


         If to FFRD:

                           Dennis Johnston
                           FoneFriend, Inc.
                           14545 Friar Street
                           Van Nuys, CA 91411
                           Facsimile:   818-376-0680

If to INFINICOM Communications Corporation:

                           James Trodden
                           InfiniCom Networks, Inc.
                           8447 Wilshire Blvd., 5th Floor
                           Beverly Hills, California   90211
                           Facsimile:   213-534-1834



13. SURCHARGE EXEMPTION. When applicable, FFRD shall certify that any special access lines used in connection with services under this Agreement terminate in a device not capable of interconnecting INFINICOM Services with the local exchange network or are surcharge exempt from the special access surcharge.


                                                                          6 of 6

14.        TAXES/TAX EXEMPTION.


         (a)FFRD acknowledges and agrees that all Rates and charges billed to FFRD are computed exclusive of any applicable federal, state or local taxes, whether use, excise, gross receipts or sales taxes, duties, fees or similar liabilities because of the INFINICOM Services furnished to FFRD ("additional Charges"). Unless exempt, FFRD agrees to pay all such Additional Charges (other than INFINICOM general income or property taxes) in addition to all other charges provided for under this Agreement.

         (b)If FFRD claims an exemption, FFRD shall provide certification that it is exempt from federal, state, and/or local taxes.



15. GOVERNING LAW. This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of California without giving reference to its principles of conflicts of law, except to the extent the Communications Act of 1934, as amended, and as interpreted and applied by the Federal Communications Commission, applies.

16.      ASSIGNMENT.

         This Agreement shall be binding on FFRD and its respective successors and assigns. FFRD may not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of INFINICOM, which consent shall not be unreasonably withheld, and any un-permitted attempted assignment shall be void. Not subject to shares issued pursuant to this transaction, INFINICOM may terminate this Agreement without liability on five (5) business days written notice in the event that FFRD undergoes a merger involving a change of control, or divests itself of all or a substantial portion of its telecommunications business or undergoes a change of more than fifty percent (50%) of its ownership or management, or leverage or sale occurs involving more than fifty percent (50%) of FFRD's assets or FFRD's minutes of use volume.


17.      NO WAIVER.

         No waiver of any of the provision of this Agreement shall be binding unless it is in writing and signed by both parties. The failure of either party to insist on the strict enforcement of any provision of this Agreement shall not constitute a waiver of any provision and all terms shall remain in full force and effect.

                                                                          7 of 7

18.       INFINICOM SERVICES - GENERAL PROVISIONS

         a) In order to be eligible to purchase INFINICOM Services ( hereinafter "Services" ):

         1) FFRD shall comply with section 64.1100 of the FCC's Rules and Regulations, as well as other applicable laws or regulations pertaining to the sale and delivery of telecommunications service(s) to FFRD's customers or any party having the use of the INFINICOM Services through FFRD (collectively "FFRD Parties"). INFINICOM shall not be liable to FFRD Parties for any claim, liability or expense asserted by those customers in connection with FFRD's sale or delivery of such service(s) and FFRD agrees to indemnify and hold INFINICOM and its agents, employees, affiliates, parents and subsidiaries, including any third-party provider or operator of facilities employed in the provision of INFINICOM Services to FFRD, harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which may be asserted by FFRD or FFRD Parties. In the event FFRD violates any FCC or other applicable law or regulation pertaining to the sale or delivery of INFINICOM Services, INFINICOM may terminate this
            Agreement on not less than five (5) days written notice. In addition, FFRD shall indemnify and hold INFINICOM harmless from any actions, claims, suits or damages arising out of FFRD's violation or alleged violation of any FCC or other applicable law or state regulation, and FFRD shall pay all attorney fees and costs incurred by INFINICOM in connection with such actions, claims, suits or damages.

         2) FFRD agrees that it will obtain and maintain any and all approvals to resell INFINICOM Services hereunder from the FCC, including requirements imposed by Section 214 of the Communications Act of 1934, as amended, and any state regulatory bodies. In the event FFRD fails to obtain or maintain the appropriate approvals, INFINICOM shall not be liable for any delay or failure to provide INFINICOM Services.

         3) FFRD  shall  have  sole  responsibility  for  interacting  with  its customers in all matters pertaining to service, including the placing and handling of service orders, service installation, operation and termination, dispute handling and resolution, and billing and collection matters. INFINICOM shall incur no obligation, nor shall it be deemed to have any obligation, to interact with FFRD's customers for any reason or purpose, FFRD shall cooperate with INFINICOM as necessary to address and resolve service-related issues and problems and shall impose upon its customers an obligation to be cooperative with FFRD or INFINICOM in addressing and resolving service related issues, problems and disputes.


         b) Without limitation, if customer fails to abide by the requirements in Paragraph 18(a) above, such failure shall be regarded as a material breach of this Agreement and INFINICOM may terminate this Agreement on five (5) business days written notice.

                                                                          8 of 8

         c) FFRD UNDERSTANDS AND ACCEPTS THAT, AS PART OF INFINICOM'S NORMAL BUSINESS POLICY AND PRACTICES AND ITS OBLIGATIONS UNDER LAW, INFINICOM WILL PROVIDE ITS SERVICES TO THE PUBLIC AND WILL ENGAGE IN EXTENSIVE MARKETING EFFORTS IN ATTEMPT TO SELL ITS SERVICES TO THE PUBLIC AND THAT SUCH EFFORTS WILL RESULT IN ACTIVE COMPETITION WITH FFRD FOR THE BUSINESS OF USERS WHO ARE FFRD'S CUSTOMERS OR PROSPECTS. ACCORDINGLY, FFRD FURTHER UNDERSTANDS AND ACCEPTS THAT SUCH COMPETITION BY INFINICOM IS IN ALL RESPECTS FAIR AND PROPER AND THAT FFRD SHALL NOT COMPLAIN, NOR BE HEARD TO COMPLAIN, OF BUSINESS LOST TO INFINICOM. UNDER NO CIRCUMSTANCE SHALL ANY INFERENCE BE DERIVED THAT INFINICOM'S ENTRY INTO THIS AGREEMENT WITH FFRD MEANS THAT INFINICOM WILL RESTRICT ITS EFFORTS TO COMPETE AGAINST FFRD IN ANY WAY.


         d) FFRD understands and accepts that no fiduciary relationship arises by virtue of this Agreement and that, accordingly, INFINICOM incurs none of the obligations that arise in such relationship as an incident of its fulfilling its obligations under this Agreement. Further, FFRD understands and accepts that INFINICOM is not an insurer of profits for FFRD, nor does INFINICOM guarantee the success of FFRD's business as a result of FFRD's receipt of service
            (s) under this Agreement.

         e) FFRD agrees to defend and hold INFINICOM free and harmless from any loss, claim, damage, liability, cost or expense (including without limitation court costs, legal expenses and counsel fees) that INFINICOM may become liable for by reason of FFRD's resale or submission of INFINICOM's Services to FFRD's customers.

19.      USE OF NAMES AND MARKS.


         Except as required by law, in reselling INFINICOM Services under this Agreement, FFRD will observe the highest standard of integrity and fair dealing with members of the public. FFRD agrees to sell and bill INFINICOM Service under FFRD's own name, identity or mark, and FFRD further agrees not to reference INFINICOM's name or marks in any context involving its furnishing of services to the public, whether in connection with the resale of INFINICOM Services or otherwise. If any violation occurs during the Service Term of this Agreement, such violation shall be regarded as a material breach of this Agreement and INFINICOM may terminate this Agreement on five (5) business days written notice. Furthermore, FFRD agrees to indemnify INFINICOM for any actions, claims, suits or damages arising out of any allegation that if proved would cause FFRD to be in breach of this provision and FFRD shall also pay all reasonable attorney's fees and costs incurred by INFINICOM due to any actions, claims, suits or damages out of such allegation.


                                                                          9 of 9

20.      FORCE MAJEURE.


         a) If INFINICOM's performance under this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control, including, but not limited to, acts of God, fire, explosion, vandalism, facilities failure, network outage, storm or other similar occurrence or any law, order, regulation , direction, action or request of the United States or any foreign government, or any state or local government therein, including any department or agency, commission, court or other agency or instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage, vendor or third-party breach or delay, then INFINICOM shall be excused from such performance on a day-to-day basis for the duration of such restriction or interference. INFINICOM shall use all reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. If such conditions shall continue for a period of ninety (90) days or more, INFINICOM shall have the option of terminating this Agreement.


         b) If FFRD's performance under this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control, including, but not limited to, acts of God, fire, explosion, vandalism, facilities failure, network outage, storm or other similar occurrence or any law, order, regulation , direction, action or request of the United States or any foreign government, or any state or local government therein, including any department or agency, commission, court or other agency or instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage, vendor or third-party breach or delay, then FFRD shall be excused from such performance on a day-to-day basis for the duration of such restriction or interference. FFRD shall use all reasonable efforts under the circumstances to avoid or remove such causes of
            non-performance   and  shall  proceed  to  perform  with  reasonable
            dispatch whenever such causes are removed or cease. If such conditions shall continue for a period of ninety (90) days or more, FFRD shall have the option of terminating this Agreement.

21.      WARRANTY.


         INFINICOM will use reasonable efforts to maintain its overall network quality. And except as may be agreed to in any Service Schedules, the quality of INFINICOM Services provided hereunder shall be consistent with other common carrier industry standards, the regulations of United States and foreign government regulations governing same, and sound business practices in connection with the termination of international calls in foreign countries. INFINICOM MAKES NO OTHER WARRANTIES EXPRESS OR IMPLIED ABOUT THE INFINICOM SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OR MERCHANTABILITY FOR A PARTICULAR PURPOSE OR USE.

                                                                        10 of 10

22.      LIMITED LIABILITY.


         IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER. THE LIABILITY OF INFINICOM WITH RESPECT TO THE INSTALLATION (INCLUDING DELAYS IN CONNECTION THEREWITH), PROVISION, TERMINATION, MAINTENANCE, REPAIR, INTERRUPTION OR RESTORATION OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE MINIMUM MONTHLY USAGE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THE PERIOD DURING WHICH SERVICES WERE AFFECTED CALCULATED AS THE USAGE CHARGE TIMES THE LENGTH IN MINUTES THAT SERVICE WAS
         AFFECTED.  FOR THOSE  SERVICES  WITH  MONTHLY  RECURRING  CHARGES,  THE
         LIABILITY TO INFINICOM IS LIMITED TO AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING CHARGES FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.



23.      NO WAIVER.


         No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver, consent or excuse shall be in writing and signed by the party waiving, consenting to or excusing same. No such waiver, consent or excuse with regard to any provision, breach or default shall be deemed an express or implied waiver, consent to or excuse of any other provision, breach or default unless expressly set forth in a writing executed by the party to be charged with same.



24.      PARTIAL INVALIDITY.

         a) If a provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the remaining portions of this Agreement shall be deemed to continue in full force and effect and such provision shall be deemed deleted, provided that the parties agree to negotiate in good faith any adjustments necessitated by such deletion.

//

//

//

                                                                        11 of 11

         b) GOVERNMENT ACTION.


         If any material rate or term contained herein and relevant to the INFINICOM Services provided is substantially changed or found to be unlawful, or the relationship between the parties is found to be unlawful by the order of the highest court having competent jurisdiction over the subject matter and parties, or international regulatory body, a foreign government regulatory body, the dominant carrier or provider of termination services in a particular country Federal Communications Commission, or other federal, state or local government authority, then, upon ten (10) days prior written notice, either party shall have the right, without liability to the other, to cancel the rate or service, or portion thereof, affected by such action.



25.      RELATIONSHIP OF PARTIES.


         No partnership or joint venture between the parties is created hereby, nor by providing and using the INFINICOM Services is a joint communications service being offered to third parties, and the parties agree that this Agreement, to the extent that it is subject to regulation by the Federal Communications Commission, is an intercarrier agreement which is not subject to the filing requirements of Section 214(a) of the Communications Act of 1934 [47 USC ss 214(a)] as implemented in 47 CFR ss 43.51 and amendments thereto, if any.


26.      CONFIDENTIALITY.

         The provisions hereof shall be and remain confidential between the parties, including their agents, employees, officers, directors, and shareholders and shall not be disclosed unless subject to discovery or legal process, and shall not be disclosed to any such parties, including their brokers, lenders, insurance carriers or prospective purchasers unless they have agreed in writing to maintain such confidentiality or are otherwise bound to do so by the rules governing their profession. Any disclosure hereof required by legal process shall only be made after prior notice to the non-disclosing party sufficient to provide same with a reasonable opportunity to seek an appropriate protective order or injunction. Violation of this provision by a party or its agents shall entitle the affected party, at its option, to seek and obtain injunctive relief without objection by the disclosing party or a requirement by same of a showing of irreparable harm or injury and without bond.

     //

     //

     //

     //

     //

                                                                        12 of 12

     27. GENERAL.

         a) INDUSTRY TERMS. Words having well-known technical or trade meaning shall be so construed. The listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.


         b) HEADINGS. The descriptive headings are convenience only and shall not affect the construction of the Agreement, unless to the extent reasonably intended.


         c) CONSTRUCTION. No rule of construction requiring interpretation against the party drafting this Agreement shall apply in its interpretation and the parties shall be deemed to have drafted same jointly.


     28. ENTIRE AGREEMENT; AMENDMENTS.


         This Agreement including any accompanying Service Schedule(s) shall be valid only if signed by FFRD by June 6, 2004 (the "Offer Expiration Date"). Any and all prior or contemporaneous offers, agreements, representations and understandings made to FFRD, whether written or oral, are hereby superseded. Exclusive of any Tariff modifications initiated by INFINICOM, once this Agreement has been executed by FFRD and INFINICOM, the provisions hereof shall be binding on the parties hereto.


By their signatures below, the parties hereby affirm the foregoing, including schedules and exhibits, as their entire agreement with regard to the subject matter hereof.


For InfiniCom Networks, Inc.                   For FoneFriend, Inc.


/s/ SEAN J. MCCANN                             /s/ GARY A. RASMUSSEN
-------------------------------------          ---------------------------------
By:      Sean J. McCann,                       By:      Gary A. Rasmussen,
         Chief Executive Officer                        Chairman of the Board

Date:    June 6, 2004                          Date:    June 6, 2004
     -------------------------                      ---------------------


                                                                        13 of 13

INFINICOM Communications Corporation ("INFINICOM") agrees to provide and FFRD. ("FFRD") agrees to accept the Service described below subject to the terms and conditions set forth herein, the INFINICOM and Service Agreement FON-04-1 between INFINICOM and FFRD. Neither INFINICOM or FFRD shall be obligated with respect to the Service described below, or any terms that do not conform with the terms of said Agreement until the Service Schedule is subscribed to by an authorized representative of INFINICOM and FFRD


                REQUESTED SERVICE DATE   July 2, 2004
              TOTAL REQUESTED CAPACITY   50,000 VoIP registered accounts
          REQUESTED NETWORK CONNECTION   See Service Schedule FON-04-1-1



[INFORMATION REDACTED]







In witness whereof, the parties have executed this Service Schedule as of the dates written below.

InfiniCom Networks, Inc.                             FoneFriend, Inc.


/s/ SEAN J. MCCANN                                   /s/ GARY A. RASMUSSEN
------------------------------                       -----------------------
By Sean J. McCann, CEO                               By Gary Rasmussen
For  InfiniCom Networks, Inc.                        For FoneFriend, Inc.

Date:   June 6, 2004                                 Date:   June 6, 2004


                                                                        14 of 14

                                   APENDIX 9

                           STOCK ACQUISITION AGREEMENT



         THIS STOCK ACQUISITION AGREEMENT ("Agreement") is made and entered into this 6th day of June, 2004, by and between InfiniCom Networks, Inc., a
California corporation ("InfiniCom"), and FoneFriend, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

         A. Company wishes to sell to InfiniCom, and InfiniCom wishes to purchase from Company, the sum of 96,428,571 shares of the Company's common stock (the "Shares"), subject to performance of certain covenants and satisfaction of certain conditions which are hereinafter set forth, including material covenants and conditions relating to a Marketing and Services Agreement and a Carrier Agreement, among other things, all as described and incorporated herein and to which this Agreement is attached as Appendix 9; and

         B. The Shares will constitute a majority of the outstanding shares of capital stock of the Company and will vest in InfiniCom control of the Company within the meaning of the Securities Act of 1933, as amended; and

         C. The Company and InfiniCom are executing and delivering this Agreement in reliance upon the exemption from securities regulation afforded by
Section 4(2) of the Securities Act (as defined in Section 3) and Rule 506 under Regulation D; and

         D. The Company, its officers, directors and controlling shareholders desire to assure themselves that certain terms, conditions and covenants are agreed to as follows to assure the mutual beneficial interests of the parties signatory hereto;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and InfiniCom agree as follows:


                                A G R E E M E N T

         1. INCORPORATION OF RECITALS. The foregoing Recitals are incorporated herein by this reference.

         2. SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions hereof, at the Closing of the transaction with InfiniCom, the Company agrees to sell to InfiniCom, and InfiniCom agrees to purchase from Company, the Shares for an aggregate purchase price of $6,750,000.00 (the "Purchase Price"). The Purchase Price is to be applied to the acquisition of a 50,000 customer base, which Company is purchasing from InfiniCom for cash and the Shares.

         3. CONDITIONS TO CLOSING. By execution of this Agreement, and upon the Closing, InfiniCom covenants that the following conditions have been met:

                  3.1 InfiniCom's satisfactory completion of its due diligence review of the Company.

                  3.2 InfiniCom's approval of the transfer and sale of a certain Technology License Agreement, dated April 30, 2001, between the Company and FoneFriend Systems, Inc. ("FSI") and other assets described therein, as well as all assets developed or owned by the Company in connection with the Company's "FoneFriend" technology and its pursuit of related business activities by the Company (collectively, the "FoneFriend Technology Assets"), in exchange for such consideration from a third party entity that is equal to or greater in value than the Company's book value of such FoneFriend Technology Assets. Said consideration shall be distributed, on a pro-rata basis, to the shareholders of the Company existing just prior to the Closing, specifically excluding InfiniCom and its Shares in such distribution. Such transfer and sale shall occur as soon as practicable after the Closing.

                  3.3 InfiniCom's adoption and ratification of the Company's Articles of Incorporation, By-Laws and all material contracts including, but not limited to, indemnification and other agreements entered into with certain officers and directors and controlling shareholders of the Company as filed with the Securities and Exchange Commission ("SEC").

         4. CLOSING.

                  4.1 The purchase and sale of the Shares (the "Closing") shall take place at 12:00 p.m., Pacific Standard Time, on or before July 1, 2004 at InfiniCom's corporate offices or such other time and date as the parties may agree. At such Closing, Company shall deliver, among other items, a certified list of the then existing shareholders of the Company. In no event shall the Closing take place after August 1, 2004, unless the parties expressly agree otherwise in a written amendment to this Agreement.

                  4.2 From time to time after the Closing, and without further consideration, the parties will promptly execute and deliver such other instruments of transfer and take such other actions as either party may reasonably request, in order to more effectively transfer to InfiniCom the Shares and otherwise consummate the transactions contemplated by this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF INFINICOM. InfiniCom hereby represents and warrants to Company as follows:

                  5.1 ENFORCEABILITY. This Agreement shall constitute the valid and legally binding obligation of Company, enforceable in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and in the event of any conflict between the agreements between the parties this Agreement as well as provisions contained in the Investor's Representation Letter shall be controlling.

                  5.2 VALIDITY; TITLE. The Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer under applicable state and federal securities laws. Company owns, beneficially and of record, good and marketable title to the Shares, free and clear of all security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements. At the Closing, Company will convey to InfiniCom good and marketable title to the Shares and its technology, free and clear of any security interests, liens, adverse claims or encumbrances.

                  5.3 ORGANIZATION AND GOOD STANDING. InfiniCom is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

                  5.4 CAPITALIZATION. All of InfiniCom's issued and outstanding shares of its common stock were duly authorized for issuance and are validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire capital stock that would adversely affect the Company.

                  5.5 NO CONFLICTS. The execution and consummation of this Agreement by InfiniCom of the transactions contemplated hereby, and compliance by InfiniCom with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which InfiniCom is a party or by which InfiniCom or its property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to InfiniCom.

                  5.6  INVESTMENT AND RELATED REPRESENTATIONS.

                           (a)  InfiniCom   represents   and  warrants  to,  and
covenants with, the Company that: (i) InfiniCom is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in its acquisition of the Shares hereunder, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares, including discussions with Company management and the review by InfiniCom's General Counsel of all disclosures by the Company in its filings with the Securities and Exchange Commission; (ii) InfiniCom is acquiring the Shares set forth herein in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of such Shares (this representation and warranty not limiting InfiniCom's right to sell such Shares in compliance with an exemption from registration under the Securities Act); (iii) InfiniCom will not, directly or indirectly, except (as to each of (A), (B) and (C)) in compliance with and only to the extent required to comply with the Securities Act, the Rules and Regulations and such other securities or Blue Sky laws as may be applicable, (A) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, (B) engage in any short sale which results in a disposition of any of the Shares by InfiniCom, or (C) hedge the economic risk of InfiniCom's investment in the Shares; (iv) InfiniCom is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (v), InfiniCom's representations hereunder are relied upon by the Company as being complete, true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the effective date of the Closing, and InfiniCom will notify the Company as promptly as possible of any material change in any such information; (vi) InfiniCom has, in connection with its decision to acquire the number of Shares set forth herein above, relied solely upon its own investigation of the Company's books and records, including its review of securities filings, and is not relying on discussions with the management of the Company conducted prior to Closing.

                           (b) InfiniCom  understands  that the Shares are being
offered to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and InfiniCom's compliance with, the representations, warranties, agreements, acknowledgments and understandings of InfiniCom set forth herein in order to determine the availability of such exemptions and the eligibility of InfiniCom to acquire the Shares.

                           (c) InfiniCom  understands that its investment in the
Shares involves a significant degree of risk and that the market price of the Company's Common Stock has been and continues to be volatile and that no representation is being made as to the future value of the Common Stock. InfiniCom has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares. InfiniCom has been afforded the opportunity to ask questions of the Company's management regarding such matters and acknowledges that it shall rely solely on such inquiries and any other due diligence investigation conducted by InfiniCom or any of its advisors or representatives with respect to its entering into this Agreement.

                           (d) InfiniCom  understands  that neither the SEC, nor
any United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                           (e) InfiniCom  understands that the Shares may bear a
restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE
SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT."

                           (f) InfiniCom further represents and warrants to, and
covenants with, the Company that (i) InfiniCom has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of InfiniCom, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) the execution, delivery and performance of this Agreement by InfiniCom and the consummation by InfiniCom of the transactions contemplated hereby will not (A) conflict with or result in a violation of any provision of InfiniCom's certificate of incorporation or other organizational document, or (B) violate or conflict with, or result in a breach of any provision of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which InfiniCom is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to InfiniCom, except any such violation that would not have a material adverse effect on the ability of InfiniCom to consummate the transactions contemplated by the Agreement; (iv) InfiniCom is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, except for such consents, authorizations, orders, filings or registrations that have already been obtained; (v) InfiniCom is not a party to any litigation against the Company; and (vi) InfiniCom understands that nothing in this Agreement or any other materials presented to InfiniCom in connection with its acquisition and/or disposition of the Shares constitutes legal, tax or investment advice by the Company. InfiniCom has consulted its own legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Shares.

                           (g) InfiniCom  acknowledges the following disclosure,
which is set forth herein as required
pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

         "THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT."

                  5.7 GOVERNMENTAL CONSENTS. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of InfiniCom required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing, except that InfiniCom shall be required to file with the SEC following the Closing a Schedule 13D and such other documents as may be required by the Exchange Act.

                  5.8 THIRD PARTY CONSENTS. All third party consents, approvals, orders or authorizations required to be obtained by InfiniCom in connection with the consummation of the transactions contemplated herein have been obtained.

                  5.9 INDEMNIFICATION. The InfiniCom hereby agrees to indemnify and hold Company harmless and each of the Company's affiliates and their respective officers, directors, partners, members, managers, shareholders, attorneys, employees and agents from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the other for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel), in each case promptly as incurred by the other, to the extent arising out of or in connection with (a) any material misrepresentation or material breach of any of his/its representations or warranties contained in this Agreement or the related Marketing and Services Agreement, to which this Agreement is attached; (b) any failure by him/it to perform any of his/its covenants, agreements, undertakings or obligations set forth in this Agreement, or (c) any operations of the Company or transactions involving the Company including the purchase of subscribers from InfiniCom.

         6. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to InfiniCom as follows:

                  6.1 ENFORCEABILITY. This Agreement shall constitute the valid and legally binding obligation of Company, enforceable in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  6.2 VALIDITY; TITLE. The Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investment Representation Letter and under applicable state and federal securities laws. Company owns, beneficially and of record, good and marketable title to the Shares, free and clear of all security interests, liens, adverse claims other than those as may be asserted by the Liquidating Trustee, and those set forth in filings with the Securities and Exchange Commission ("SEC"). At the Closing, Company will convey to InfiniCom good and marketable title to the Shares, free and clear of any security interests, liens, adverse claims or encumbrances.

                  6.3 ORGANIZATION AND GOOD STANDING. Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on Company.

                  6.4 CAPITALIZATION. The Company is authorized to issue 200,000,000 million shares of common stock, $.001 par value, and 50,000,000 shares of preferred stock, $.001 par value. The Company presently has an estimated 21,515,944 shares of common stock issued and outstanding and no shares of preferred stock are issued or outstanding. All of the issued and outstanding shares of the Company's common stock, including options and warrants to acquire up to 1,350,000 shares of common stock, were duly authorized for issuance and the outstanding common shares have been validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire the Company's capital stock other than those fully disclosed herein and in the Company's SEC filings.

                  6.5 PUBLIC LISTING OF THE COMPANY. The Company has never been listed on any national stock exchange or national market system in the United States or elsewhere except the Nasdaq National Market System and the OTC Bulletin Board.

                  6.6 GOVERNMENTAL CONSENTS. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing, except that InfiniCom shall be required to file with the SEC following the Closing a Schedule 13D among other filings.

                  6.6 THIRD PARTY CONSENTS. All third party consents, approvals, orders or authorizations required to be obtained by Company in connection with the consummation of the transactions contemplated herein have been obtained.

                  6.7 DISCLOSURE. The representations and warranties and statements of fact made by Company in this Agreement are accurate, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         7.       CERTAIN COVENANTS.

                  7.1 OFFICER AND DIRECTOR INDEMNIFICATION. InfiniCom hereby unconditionally indemnifies and holds harmless all of Company's officers and directors from and against any and all claims, liabilities and actions, including the reasonable cost of attorney's fees associated therewith, in connection with any actions taken by such officers and directors previous to the Closing, including undertakings in connection with negotiating or authorizing this Stock Acquisition Agreement and the transactions contemplated hereby.

                  7.2 TRANSFER OF FONEFRIEND TECHNOLOGY ASSETS. InfiniCom hereby agrees and covenants to approve and cause the Company to transfer or otherwise sell the FoneFriend Technology Assets as they currently exist to a third party entity, for a negotiated consideration consisting primarily of stock in an amount equal to or greater than the book value of such transferred assets, the closing of such sale transaction to occur as soon as practicable after the Closing, and agrees thereafter to take all necessary steps to approve the proper pro-rata distribution of such consideration paid by the purchaser to the shareholders of the Company, specifically excluding InfiniComs' Shares acquired hereunder in the calculation of such pro-rata distribution. Such distribution shall occur as soon as practicable after the closing of the transfer of the FoneFriend Technology Assets.

                  7.3 CAPITALIZATION OF THE COMPANY. For a period of twenty-four months from the Closing, InfiniCom agrees not to undertake any action that will cause the Company to engage in any recapitalization, restructuring or reverse split of its issued and outstanding common stock that results in the current stockholders of the Company, prior to Closing, owning less than five percent of the total issued and outstanding shares of the Company's capital stock, without first obtaining a majority vote of the current stockholders of record as of the date of Closing.

                  7.4 COST OF INFINICOM'S SERVICE. For a period of [REDACTED] from the Closing, InfiniCom agrees that its total monthly costs charged to the Company for licensing, software and hardware services, and support, pursuant to the Marketing and Services Agreement and the Carrier Agreement shall not exceed [REDACTED] of the Company's cash flow derived from the revenue of the 50,000 subscribers acquired by the Company from InfiniCom; provided that the Company must bill the customers a minimum of $[REDACTED]. In sum, InfiniCom guarantees that the Company will have at least a [REDACTED] % gross profit margin on its business related solely to the 50,000 customers to be sold by InfiniCom to the Company hereunder.

                  7.5 MAINTENANCE OF CUSTOMER BASE. Notwithstanding any provision contained in the Marketing and Services Agreement to the contrary, InfiniCom hereby agrees to maintain the customer base of the Company after the Closing at the level of 50,000 customers, each customer remitting a monthly fee to the Company in the amount of $15.00, or greater, for a period of fifty-two weeks.

                  7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and InfiniCom herein shall survive the execution of this Agreement, the delivery to InfiniCom of the Shares being acquired for a period of two years from the Closing.

         8. MISCELLANEOUS.

                  8.1 CUMULATIVE REMEDIES. Any person or entity having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

                  8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  8.5 NOTICES. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

         If to InfiniCom:                        InfiniCom Networks, Inc.
                                                 8447 Wilshire Blvd., Penthouse
                                                 Beverly Hills, California 90211

         If to Company:                          FoneFriend, Inc.
                                                 14545 Friar Street, Suite 103
                                                 Van Nuys, CA 91411

           With copy to:                         Harold H. Martin, PA
                                                 1711 Kenton Drive, Suite 204B
                                                 Cornelius, North Carolina 28031

                  8.6 LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

                  8.7 GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof. This

Agreement is to have been deemed to have been negotiated and prepared jointly by the parties with the assistance of legal counsel of their choosing and any uncertainty of ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the applicable rules of interpretation for arm's length agreements.

                  8.8 CONTROLLING DOCUMENT. This Agreement, together with a related Network Services Agreement, a Marketing and Services Agreement (the "collective agreements") embodies the entire agreement of the parties hereto in relation to the acquisition and no other agreement or understanding, verbal or otherwise, exists between the Parties except as herein expressly set forth herein. In the event of a conflict or ambiguity by and or between in the language of these collective agreements, the express provisions of this Agreement shall be controlling.

                  8.9 COOPERATION. Following the consummation of the transactions contemplated hereunder, Company and InfiniCom shall each provide the other with such assistance, and shall cause their officers, directors and accountants, as applicable, to provide such assistance, as may reasonably be requested by the other in connection with (i) the preparation of any tax return or the conduct of any audit or examination by any taxing authority, or (ii) the preparation of any periodic report or other filing required to be made to the Securities and Exchange Commission.

         IN WITNESS WHEREOF, each of the parties to this Stock Acquisition Agreement has executed or caused this Agreement to be executed as of the date first above written.

         "COMPANY"
          FONEFRIEND, INC.



         By:/s/ GARY A. RASMUSSEN
            --------------------------------
               Gary A. Rasmussen,
               Chairman of the Board


         "INFINICOM"
          INFINICOM NETWORKS, INC.




         By:/s/ SEAN MCCANN
            --------------------------------
               Sean McCann
               Chief Executive Officer